UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

         The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina                  29601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02 (e)

2008 – 2010 LTIP

On March 12, 2008, the Company’s Compensation Committee (the “Committee”) approved the criteria applicable to the LTIP for the 2008 – 2010 cycle. This was described in a Current Report on Form 8-K of the Company dated March 12, 2008. No awards were made to Company officers or employees pursuant to such criteria.

On September 18, 2008, the Committee recommended and the Board of Directors approved a revised LTIP program for the 2008 – 2010 period. Pursuant to this revised program, LTIP participants (including senior executive officers) will receive their LTIP grant in the form of restricted stock units (approximately 17% of units) and stock options (approximately 83% of units). All stock options will have an exercise price equal to the fair market value on the date of grant (i.e., the closing price on September 18, 2008). The stock options granted to the 16 most senior officers are “market-based stock options” and will not vest unless (1) the executive remains employed by the Company at June 30, 2011 and (2) the Company’s closing stock price for 20 consecutive business days during the first six months of 2011 equals or exceeds $12 per share. The stock options granted to the other participants and all restricted stock units will vest 50% on each of January 31, 2010 and January 31, 2011 based on continued service to those respective dates.

Operating Council Retention Bonus

On September 18, 2008, the Compensation Committee recommended and the Board of Directors ratified and approved Retention Bonus Award Agreements with each of James R. Gordon (Senior Executive Vice President & Chief Financial Officer), Herbert Lynn Harton (Senior Executive Vice President & Chief Commercial Banking Officer) and Christopher T. Holmes (Senior Executive Vice President & Chief Retail Banking Officer). Under the terms of each agreement, if the executive remains employed by the Company until December 31, 2009, the Company will pay a retention bonus in the amount of $500,000. The retention bonus will be paid to the executive in a lump sum payment on January 1, 2010, or as soon as practicable thereafter but in all events no later than January 31, 2010.

The retention bonus will accelerate and become payable if the executive is terminated without cause or resigns for good reason following a change in control as set forth in each executive’s employment agreement. The retention bonus will be forfeited on termination for cause or resignation by the executive, or upon death or disability.

A copy of the form of agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Form of Retention Bonus Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        THE SOUTH FINANCIAL GROUP, INC.

September 22, 2008	By: /s/ William P. Crawford, Jr.

                                                        William P. Crawford, Jr.

                                                        Executive Vice President and General Counsel